Exhibit 10.2

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of June, 2019, by and between SILICON VALLEY BANK (“Bank”) and MERSANA THERAPEUTICS, INC., a Delaware corporation (“Borrower”) whose address is 840 Memorial Drive, Cambridge, Massachusetts 02139.

RECITALS

A.         Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 8, 2019 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.         Bank and Borrower hereby agree to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.         Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.         Amendments to Loan Agreement.

2.1       Section 2.3(a)  (Commitment Fee).  The Loan Agreement shall be amended by deleting Section 2.3(a) in its entirety and replacing it with the following:

“          (a)      Commitment Fee.  A non-refundable commitment fee of Two Hundred Thousand Dollars ($200,000.00) is fully-earned as of the Effective Date, and due and payable as follows:  (i) Twenty Thousand Dollars ($20,000.00) on the Effective Date and (ii) One Hundred Eighty Thousand Dollars ($180,000.00) on the earliest to occur of (A) January 31, 2020, (B) the occurrence of an Event of Default, (C) the repayment of the Term Loan Advances in full, (D) the Term Loan Maturity Date or (E) the termination of this Agreement (the “Commitment Fee”).”

2.2       Section 4.2 (Priority of Security Interest).  The Loan Agreement shall be amended by deleting the words “One Hundred Thousand Dollars ($100,000.00)” appearing in Section 4.2 thereof and inserting in lieu thereof the words “Two Hundred Fifty Thousand Dollars ($250,000.00).”

2.3       Section 5.3 (Litigation).  The Loan Agreement shall be amended by deleting the words “One Hundred Thousand Dollars ($100,000.00)” appearing in Section 5.3 thereof and inserting in lieu thereof the words “Two Hundred Fifty Thousand Dollars ($250,000.00).”

2.4       Section 7.2 (Changes in Business, Management, Control, or Business Locations).  The Loan Agreement shall be amended by deleting the words “Fifty Thousand Dollars ($50,000.00)” appearing twice in Section 7.2 thereof and in each case inserting in lieu thereof the words “Two Hundred Fifty Thousand Dollars ($250,000.00).”

2.5       Section 8.6 (Other Agreements).  The Loan Agreement shall be amended by deleting the words “One Hundred Thousand Dollars ($100,000.00)” appearing in Section 8.6 thereof and inserting in lieu thereof the words “Two Hundred Fifty Thousand Dollars ($250,000.00).”

2.6       Section 13.1  (Definitions).  The Loan Agreement shall be amended by inserting the following new term and its respective definition to appear in Section 13.1 thereof:

“           “Commitment Fee” is defined in Section 2.3(a).”

2.7       Section 13.1 (Definitions).  The definition of “Obligations” appearing in Section 13.1 of the Loan Agreement is amended by inserting the words “the Commitment Fee,” to appear immediately following the words “Bank Expenses,” appearing therein.

3.         Limitation of Amendments.

3.1       The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which either party may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.         Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

5.         Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.         Effectiveness.  This Amendment shall be deemed effective as of the due execution and delivery to Bank of this Amendment by each party hereto.  For the avoidance of doubt, Borrower shall not be responsible for any Bank Expenses (including attorneys’ fees and expenses)

in connection with the documentation and negotiation of this Amendment through June 21, 2019.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MERSANA THERAPEUTICS, INC.

By:	/s/ Lauren Cole	By:	/s/ David Spellman

Name:	Lauren Cole	Name:	David Spellman

Title:	Director	Title:	Chief Financial Officer